Exhibit 10.3

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of May 31, 2024, is made among each Acquiring Fund listed on Schedule A (as amended from time to time), severally and not jointly (each, an “Acquiring Fund”), and Franklin BSP Real Estate Credit BDC (the “Acquired Fund” and together with the Acquiring Fund, the “Funds”).

WHEREAS, each Acquiring Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Acquired Fund is an unlisted closed-end investment company regulated as a business development company under the 1940 Act;

WHEREAS, Section 60 of the 1940 Act provides that Section 12 of the 1940 Act shall generally apply to a business development company to the same extent as if it were a registered closed-end investment company;

WHEREAS, Section 12(d)(1)(A) of the 1940 Act, as here relevant, limits the extent to which a registered investment company may invest in shares of another registered investment company, and Section 12(d)(1)(C), as here relevant, limits the extent to which a registered investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) generally permits (i) registered investment companies, such as the Acquiring Funds, to invest in shares of a business development company, such as the Acquired Fund, in excess of the limits of Section 12(d)(1)(A) and Section 12(d)(1)(C) of the 1940 Act; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of the Acquired Fund in excess of the limitations of Section 12(d)(1)(A) and Section 12(d)(1)(C), as applicable, in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, each Acquiring Fund and the Acquired Fund desires to set forth the following terms pursuant to which an Acquiring Fund may invest in the Acquired Fund in reliance on the Rule.

1.	Terms of Investment

(a) The Funds note that the Acquired Fund does not permit daily redemptions and that the Acquired Fund does not intend to conduct periodic repurchases of its shares during its term. In addition, the Acquiring Fund can only transfer the Acquired Fund’s shares with approval from the Acquired Fund’s investment adviser.

(b) In order to assist an Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in the Acquired Fund, the Acquired Fund shall provide the Acquiring Funds with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Funds in order to facilitate compliance with the Rule. In accordance with the foregoing and in recognition of the Acquired Fund’s obligations regarding disclosure of material nonpublic information under applicable laws, rules and regulations, including without limitation Regulation FD, the Funds agree that information on fees and expenses of the Acquired Fund shall be provided through delivery of or access to publicly available documents.

(c) Each Acquiring Fund shall promptly provide the Acquired Fund with information regarding the amount of the Acquiring Fund’s investments in the Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund’s request.

2.	Representations of the Acquired Fund.

In connection with any investment by an Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or Section 12(d)(1)(C), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if the Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or fails to comply with this Agreement.

3.	Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or Section 12(d)(1)(C), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquiring Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if the Acquiring Fund fails to comply with the Rule with respect to its investment in the Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or fails to comply with this Agreement.

4.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to an Acquiring Fund:

Kevin Wuerfel

Vice President Investment Compliance

Franklin Templeton

One Franklin Parkway

Building 920, 2nd Floor

San Mateo, CA 94403

E-mail: Rule12d1-4InvestmentAgreements@franklintempleton.com

If to the Acquired Fund: BSP Legal 9 West 57th Street Suite 4920 New York, NY 10019 Email: BSPLegal@benefitstreetpartners.com

With a copy to:

5.	Term and Termination

(a) This Agreement shall be effective for the duration of the Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in the Acquired Fund made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 5(b).

(b) This Agreement shall continue until terminated in writing (i) by either party upon 60 days’ notice to the other party or (ii) by a non-breaching party immediately if the other party is in material breach of this Agreement. Upon termination of this Agreement, an Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) or Section 12(d)(1)(C) limits in reliance on the Rule. In addition, subject to applicable law and approval by the Acquired Fund’s investment adviser, the Acquired Fund shall have the right to require an Acquiring Fund to sell or otherwise dispose of any shares of the Acquired Fund that the Acquiring Fund purchased or otherwise acquired in violation of the Rule or in breach of this Agreement.

6.	Assignment, Amendment; Miscellaneous

(a) This Agreement may not be “assigned” (as defined in the 1940 Act) by either party without the prior written consent of the other.

(b) This Agreement may be amended only by a writing that is signed by each party.

(c) In any action involving an Acquiring Fund under this Agreement, the Acquired Fund agrees to look solely to the Acquiring Fund for satisfaction, and not to any other series of the trust of which any of the Acquiring Funds is a series or to the Acquiring Fund’s board members, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.

(d) In any action involving the Acquired Fund under this Agreement, an Acquiring Fund agrees to look solely to the Acquired Fund for satisfaction, and not to the Acquired Fund’s board members, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.

(e) In no event and under no circumstances will any party to this Agreement be liable to any person, including without limitation any other party to this Agreement, for any special, indirect or consequential loss or damages resulting from any act or failure to act in accordance with the provisions of this Agreement, even if such party had been advised of the possibility of such losses or damages.

(f) The Acquiring Funds and Acquired Fund may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.

(g) This Agreement will be governed by the laws of the State of Delaware without regard to its choice of law principles.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ACQUIRING FUNDS

Franklin Custodian Funds

By:	/s/ Navid J. Tofigh
Name: Navid J. Tofigh
Title: Vice President and Secretary

Franklin Strategic Series

By:	/s/ Navid J. Tofigh
Name: Navid J. Tofigh
Title: Vice President and Secretary

Franklin Templeton Variable Insurance Products Trust,

By:	/s/ Navid J. Tofigh
Name: Navid J. Tofigh
Title: Vice President and Secretary

ACQUIRED FUND

Franklin BSP Real Estate Credit BDC

By:	/s/ Jerome Baglien
Name: Jerome Baglien
Title: Chief Financial Officer

SCHEDULE A

Acquiring Funds

Acquiring Funds

Franklin Strategic Series
Franklin Strategic Income Fund
Franklin Templeton Variable Insurance Products Trust
Franklin Strategic Income VIP Fund
Franklin Custodian Funds
Franklin Income Fund